Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Castrovilla, Inc. and Humitech of Northern California, LLC

We have audited the accompanying combined balance sheets of Castrovilla, Inc. and Humitech of Northern California, LLC as of December 31, 2010 and 2009, and the related combined statements of operations, stockholders’ equity, and cash flows for each of the years ended December 31, 2010 and 2009. Castrovilla, Inc. and Humitech of Northern California, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Castrovilla, Inc. and Humitech of Northern California, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/Lake & Associates, CPA’s LLC
Lake & Associates, CPA’s LLC
Schaumburg, Illinois
March 29, 2011

1905 Wright Boulevard
Schaumburg, IL 60193

Phone: 847.524.0800
Fax: 847.524.1655

CASTROVILLA, INC. AND HUMITECH OF NORTHERN CALIFORNIA, LLC
Combined Balance Sheets

ASSETS

	December 31,	December 31,
	2010	2009

CURRENT ASSETS

Cash	$466,620	$44,247
Accounts receivable, net of allowance of	308,939	295,434
$16,620 and $15,549 respectively
Inventory	125,627	166,724
Other current assets	1,220	10,862

Total Current Assets	902,406	517,267

PROPERTY AND EQUIPMENT, net	100,187	133,481

OTHER ASSETS
Deposits	33,831	21,953
Distributorship	74,914	74,914

Total Other Assets	108,745	96,867

TOTAL ASSETS	$1,111,338	$747,615

LIABILITIES AND STOCKHOLDERS' AND PARTNER EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$432,858	$248,108
Loans and notes payable	253,107	274,253

Total Current Liabilities	685,965	522,361

LONG-TERM LIABILITIES
Loans and notes payable-related parties	250,899	56,000
Loans and notes payable	52,715	7,454

Total Long-term Liabilities	303,614	63,454

Total Liabilities	989,579	585,815

STOCKHOLDERS' AND PARTNER EQUITY

Common stock; 50,000,000 shares authorized,
at $0.01 par value, 300,000 and 300,000
shares issued and outstanding, respectively	3,000	3,000
Partner equity	(168,588)	(167,088)
Retained earnings	287,347	325,888

Total Stockholders' and Partner Equity	121,759	161,800
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
AND PARTNER EQUITY	$1,111,338	$747,615

The accompanying notes are an integral part of these consolidated financial statements.

CASTROVILLA, INC. AND HUMITECH OF NORTHERN CALIFORNIA, LLC
Combined Statements of Operations

	For the Year Ended
	December 31,
	2010	2009
REVENUES	$3,433,145	$2,750,157
COST OF GOODS SOLD	1,228,133	611,992
GROSS PROFIT	2,205,012	2,138,165

OPERATING EXPENSES
Depreciation	61,284	58,310
Salary and wages	1,449,770	1,309,862
Professional fees	100,351	211,294
General and administrative	575,604	603,304

Total Operating Expenses	2,187,009	2,182,770

INCOME (LOSS) FROM OPERATIONS	18,003	(44,605)

OTHER EXPENSE

Interest expense	(56,544)	(22,880)

TOTAL OTHER EXPENSE	(56,544)	(22,880)

LOSS BEFORE INCOME TAXES	(38,541)	(67,485)

INCOME TAX EXPENSE	-	-

NET LOSS	$(38,541)	$(67,485)

The accompanying notes are an integral part of these consolidated financial statements.

CASTROVILLA, INC. AND HUMITECH OF NORTHERN CALIFORNIA, LLC
Combined Statements of Stockholders' and Partner Equity

	Castrovilla, Inc.			Humitech	Combined
						Total
			Additional			Stockholders'
	Common Stock		Paid-In	Partner	Retained	and Partner
	Shares	Amount	Capital	Capital	Earnings	Equity

Balance, December 31, 2008	150,000	$1,500	$-	$(160,126)	$393,373	$234,747

Partner draws	-	-	-	(6,962)	-	(6,962)

Founder shares issued for cash	150,000	1,500	-	-	-	1,500

Net loss for the year ended
December 31, 2009	-	-	-	-	(67,485)	(67,485)

Balance, December 31, 2009	300,000	3,000	-	(167,088)	325,888	161,800

Partner draws	-	-	-	(1,500)	-	(1,500)

Net loss for the year ended
December 31, 2010	-	-	-	-	(38,541)	(38,541)

Balance, December 31, 2010	300,000	$3,000	$-	$(168,588)	$287,347	$121,759

The accompanying notes are an integral part of these consolidated financial statements.

CASTROVILLA, INC. AND HUMITECH OF NORTHERN CALIFORNIA, LLC
Combined Statements of Cash Flows

	For the Years Ended
	December 31,
	2010	2009
OPERATING ACTIVITIES
Net loss	$(38,541)	$(67,485)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	61,284	58,310
Changes in operating assets and liabilities:
Change in accounts receivable	(13,505)	(192,988)
Other current assets	50,739	(74,537)
Accounts payable and accrued expenses	184,750	174,233

Net Cash Provided by (Used in) Operating Activities	244,727	(102,467)

INVESTING ACTIVITIES
Purchase of property and equipment	(27,990)	(27,378)
Payments for deposits	(11,878)	(9,665)

Net Cash Used in Investing Activities	(39,868)	(37,043)

FINANCING ACTIVITIES
Proceeds from short term and installment notes payable	266,193	169,405
Sale of common stock upon incorporation	-	1,500
Partner draws	(1,500)	(6,962)
Repayment short term and installment notes payable	(47,179)	(295,699)

Net Cash Provided by (Used in) Financing Activities	217,514	(131,756)

NET INCREASE (DECREASE) IN CASH	422,373	(271,266)
CASH AT BEGINNING OF YEAR	44,247	315,513

CASH AT END OF YEAR	$466,620	$44,247

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$55,628	$22,880
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

CASTROVILLA, INC. AND HUMITECH OF NOTHERN CALIFORNIA, LLC
Notes to the Combined Financial Statements
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background
Castrovilla, Inc. d/b/a Bay Area Refrigeration and Humitech of Northen California, LLC d/b/a Bay Area Gasket Guy, (the Company), are engaged in the business of installation, repair, preventative maintenance on refrigeration equipment and retrofits commercial refrigeration equipment according to northern California municipal utility rebate programs.  Additionally, as the Bay Area Gasket Guy distributorship the Company manufactures and sells custom gaskets for commercial refrigeration equipment.  The companies perform their business in tandem but are accounted for separately for tax purposes. Accordingly they are combined here for financial statement presentation purposes.  Castrovilla, Inc. was incorporated in the state of California on September 5, 2008 and Humitech of Northern California LLC was formed in the state of California on October 18, 2004.  The Company owns a distributorship of Gasket Guy gaskets and operates under the name of Bay Area Gasket Guy.

Use of Estimates and Accounting Basis
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Credit Risk
Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash. The Company’s cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company can maintain amounts on deposit with financial institutions that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high quality financial institutions. The Company had approximately $216,620 and $-0- of cash balances in excess of federally insured limits at December 31, 2010 and 2009 respectively.

Cash and Cash Equivalents
Cash is comprised of cash on hand or on deposit in banks.  The Company had $466,620 and $44,247 as of December 31, 2010 and 2009 respectively.

Inventory
Inventory is recorded at the lower of cost or market (net realizable value) using the average cost method. The inventory on hand as of December 31, 2010 and 2009 consists of motors, controllers, miscellaneous refrigeration parts and raw gasket material at costs of $150,627 and $191,724, respectively. The Company does not have any work in progress.

Property and Equipment
Property and equipment are stated at cost.  Depreciation is provided using the straight-line methods over the estimated useful lives of the related assets.  Expenditures for maintenance and repairs are charged to expense as incurred.

Assets	Estimated useful life
Furniture and fixtures	5 Years
Machinery and equipment	5 Years
Buildings	25 Years

Accounts Receivable
Receivables from the sale of goods and services are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts.  The allowance is calculated based on past collectability and customer relationships.  The Company recorded an allowance for doubtful accounts of $16,260 and $15,549 for the years ended December 31, 2010 and 2009, respectively.

CASTROVILLA, INC. AND HUMITECH OF NOTHERN CALIFORNIA, LLC
Notes to the Combined Financial Statements
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments-(continued)
In accordance with ASC 820, the carrying value of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to the short-term maturity of these instruments.  ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments. The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2010 and 2009, on a non-recurring basis:

Assets and liabilities measured at fair
value on a recurring and nonrecurring				Total
basis at December 31, 2010:				Carrying
Nonrecurring:	Level 1	Level 2	Level 3	Value
Distributorship	$-	$-	$74,914	$74,914
Loans and Notes Payable	-	-	(556,721)	(556,721)
	$-	$-	$(481,807)	$(481,807)

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodology used to measure fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Distributorship: The Company purchased a Gasket Guy distributorship which was recorded on the books at cost.  The Gasket Guy company continues to market exclusive area distributorships.  The cost to the Company for this distributorship today would be the same as the current book value.  The Company has had over $5,000,000 in gasket sales since purchasing the distributorship and continues to increase sales annually.  The Company has determined that there is no impairment to the carrying value of this asset.

Loans and Notes Payable:  Market prices are not available for the Company's loans and notes payable, nor are market prices of similar loans and notes available.  The Company assessed that the fair value of this liability approximates its carrying value.

The method described above may produce a current fair value calculation that may not be indicative of net realizable value or reflective of future fair values. If a readily determined market values became available or if actual performance were to vary appreciably from assumptions used, assumptions may need to be adjusted, which could result in material differences from the recorded carrying amounts. The Company believes its method of determining fair value is appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a different estimate of fair value.

CASTROVILLA, INC. AND HUMITECH OF NOTHERN CALIFORNIA, LLC
Notes to the Combined Financial Statements
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments-(continued)
The following tables present the fair value of financial instruments as of December 31, 2010, by caption on the balance sheet and by ASC 820 valuation hierarchy described above.

Level 3 Reconciliation:	Notes Payable	Distributorship
Level 3 assets and liabilities at December 31, 2009:	$(337,707)	$74,914
Purchases, sales, issuances and settlements (net)	(219,014)	-
Total level 3 assets and liabilities at December 31, 2010	$(556,721)	$74,914

Valuation of Long-Lived Assets
Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values.

Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests. As of December 31, 2010, management does not believe any of the Company’s assets were impaired.

Revenue Recognition
The Company applies the provisions of FASB ASC 605, "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue on sales and service is recognized as products are delivered to the customer or service is completed.  The Company records accounts receivable for sales and service which have been delivered and, or completed, but for which money has not been collected.  The accounts receivable balance as of December 31, 2010 and 2009 was $325,199 and $310,983 respectively.

 Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $-0- and $15,459 as of December 31, 2010 and 2009.

Income Taxes
The Company is comprised of two different legal business entities, a federal sub-chapter S corporation and a California LLC, and are therefore not subject to Federal and state taxes. Accordingly, the losses and deductions of the Company are allocated to the individual members or shareholders.

Recent Accounting Pronouncements
Below is a listing of the most recent accounting pronouncements issued through February 4, 2011. The Company has evaluated these pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

CASTROVILLA, INC. AND HUMITECH OF NOTHERN CALIFORNIA, LLC
Notes to the Combined Financial Statements
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.

CASTROVILLA, INC. AND HUMITECH OF NOTHERN CALIFORNIA, LLC
Notes to the Combined Financial Statements
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.

NOTE 2 – PROPERTY

The major classes of assets as of December 31, are as follows:

	2010	2009
Office and computer equipment	$18,711	$18,711
Manufacturing and installation equipment	25,926	25,926
Vehicles	245,303	217,313
Sub Total	289,940	261,950
Accumulated Depreciation	(189,753)	(128,469)
Total	$100,187	$133,481

Depreciation expense was $61,284 and $58,310, for the years ended December 31, 2010 and 2009, respectively.

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

A summary of Accounts Payable and Accrued Expenses as of December 31, are as  follows:

	2010	2009
Accounts Payable	$167,500	$162,002
Credit Cards Payable	65,262	51,070
Sales Tax	151,219	34,933
Payroll Related	48,877	103
Total	$432,858	$248,108

NOTE 4 – LOANS AND NOTES PAYABLE

The Company has installment loans and notes payable of $555,805 and $337,707 at December 31, 2010 and 2009 respectively.  The installment loans bear interest at an average interest rate of approximately 10% per annum and are secured by the Company’s property and equipment. The composition of these loans and notes payable are summarized in the table below:

	2010	2009
Installment loans - Vehicles	$108,404	$124,796
Related Party	300,532	82,578
Bank Line of Credit	147,785	130,333
Total	$556,721	$337,707

CASTROVILLA, INC. AND HUMITECH OF NOTHERN CALIFORNIA, LLC
Notes to the Combined Financial Statements
December 31, 2010 and 2009

NOTE 4 – LOANS AND NOTES PAYABLE (CONTINUED)

For the years ended December 31, 2010 and 2009 the Company has respectively recognized $56,544 and $22,880 in interest expense.

Below is a table detailing required payments on outstanding debt over the next five years:

Amount of
Principal Payments
Year	Due
2011	$254,023
2012	35,344
2013	12,499
2014	254,855
2015	-
Thereafter	-
Total	$556,721

NOTE 5 – EQUITY

The Company is comprised of a federal sub-chapter S Corporation, Castrovilla, Inc. dba Bay Area Refrigeration and a California LLC, Humitech of Northen California, LLC dba Bay Area Gasket Guy.  300,000 shares, with a par value of $0.01, were issued to the founders of Castrovilla, Inc. for $3,000.  The partners of the Humitech LLC have negative partner capital accounts, netting to $(168,588) and $(167,088) at December 31, 2010 and 2009, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings
There are no legal proceedings, which the Company believes will have a material adverse effect on its financial position.

Operating Leases
The Company leases its office and warehouse facility under an operating lease. Future minimum payment obligations under the terms of lease are as follows:

2011	$60,000
2012	30,000
2013	0
2014	0
2015	0
Thereafter	0
Total	$90,000

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated the subsequent events through the date of this report and has no material events to report.